UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 7, 2013

dELiA*s, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51648	20-3397172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 West 23rd Street, New York, New York 10010

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (212) 590-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 7, 2013, dELiA*s, Inc., a Delaware corporation (the “Company”), and Walter Killough entered into an amendment (the “Amendment”) to Mr. Killough’s employment agreement, dated as of December 2, 2008, as amended on June 17, 2010 and July 13, 2012 (as amended, the “Employment Agreement”). Pursuant to the Amendment, among other things:

•	Mr. Killough and the Company mutually agreed that the term of employment under the Employment Agreement will not be extended and will end on the last day of the Transition Period (as defined below);

•

Mr. Killough will continue to serve as the Company’s Chief Executive Officer, provide transition services and perform such other duties and responsibilities as reasonably assigned by the Company’s Board of Directors until April 1, 2013 or such earlier date as determined by the Company’s Board of Directors (the “Transition Period”);

•

In lieu of all other payments under the Employment Agreement, Mr. Killough’s base salary shall continue to be paid from the end of the Transition Period until August 2, 2013 in accordance with the terms of the Employment Agreement;

•

If for the entire Transition Period Mr. Killough serves as the Company’s Chief Executive Officer, provides transition services and performs such other duties and responsibilities reasonably assigned by the Company’s Board of Directors, Mr. Killough will be paid an amount equal to $100,000 on the earlier of (a) the next regularly scheduled Company pay date after the end of the Termination Period and (b) April 12, 2013;

•

Mr. Killough and the Company may mutually agree in writing to extend the Transition Period and if so mutually agreed, Mr. Killough will be paid an amount, in addition to the amounts to which he may be entitled under immediately preceding item, equal to $12,500 per calendar week; and

•

At the end of the Transition Period, Mr. Killough will resign as the Company’s Chief Executive Officer and, upon request of the Company’s Board of Directors, Mr. Killough will resign as a member of the Company’s Board of Directors.

The foregoing summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

A copy of the press release issued by the Company in connection with the foregoing is attached as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure

On January 7, 2013, the Company issued a press release announcing that it will participate in the 15th Annual ICR XChange Conference held at the Fontainebleau Miami Beach in Miami, FL, on Wednesday, January 16, 2013 at 3:15 pm Eastern Standard Time and updating the Company’s November/December performance.

The information in Item 7.01 and Exhibit 99.2 of this Current Report on Form 8-K is being furnished to the Securities and Exchange Commission, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities thereof, nor shall it be deemed to be incorporated by reference into any filing under the Exchange Act or under the Securities Act of 1933, as amended, except to the extent specifically provided in any such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Amendment to Employment Agreement dated January 7, 2013, between the Company and Walter Killough.

99.1	Press Release of the Company dated January 7, 2013.

99.2	Press Release of the Company dated January 7, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

dELiA*s, Inc. (Registrant)

Date: January 7, 2013	By:	/s/ David J. Dick
David J. Dick, Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment to Employment Agreement dated January 7, 2013, between the Company and Walter Killough.

99.1	Press Release of the Company dated January 7, 2013.

99.2	Press Release of the Company dated January 7, 2013.